Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drove Chicago, Illinois 60606-4637 United States of America T: +1 312 782-0600 F: +1 312 701-7711 mayerbrown.com

September 1, 2021

Canadian Imperial Bank of Commerce

Commerce Court

Toronto, Ontario

Canada M5L1A2

Re:	Canadian Imperial Bank of Commerce

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to Canadian Imperial Bank of Commerce, a bank organized under the Bank Act (Canada) (“CIBC”), in connection with the registration of U.S.$10,000,000,000 aggregate initial offering price of (i) unsecured unsubordinated debt securities (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and (iii) common shares (the “Common Shares” and, together with the Debt Securities, the “Securities”) of CIBC, pursuant to a Registration Statement on Form F-3 (as amended, the “Registration Statement”) being filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about the date hereof relating to the offering from time to time of the Securities.

The Senior Debt Securities will be issued under the indenture, dated as of September 14, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of April 2, 2019 (the “Supplemental Indenture,” together with the Base Indenture, the “Senior Indenture”), between CIBC and The Bank of New York Mellon, as trustee (the “Senior Indenture Trustee”). The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture” and, collectively with the Senior Indenture, the “Indentures” or each an “Indenture”), between CIBC and a trustee (the “Subordinated Indenture Trustee”), to be entered into in connection with the issuance of Subordinated Debt Securities thereunder, a form of which is incorporated by reference as an exhibit to the Registration Statement. Certain terms of each series of the Debt Securities to be offered will be established by or pursuant to resolutions of CIBC’s Board of Directors as part of the corporate action taken and to be taken relating to the issuance of the Securities (the “Corporate Proceedings”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian partnership).

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September 1, 2021

In connection with our representation, we have examined the corporate records of CIBC, including its by-laws, resolutions of its Board of Directors, the Registration Statement, the Senior Indenture, the form of Subordinated Indenture, and other corporate records and documents, and have made such other examinations as we consider necessary to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies. As to all parties, we have assumed the legal competence of each individual executing any document, the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto, other than CIBC, in accordance with their respective terms. As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on statements and representations of responsible officers and other representatives of CIBC and of public officials. We have assumed that the Registration Statement will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder) and a prospectus supplement (and any related agreements) will have been filed with the Commission describing the Securities offered thereby and will comply with all applicable laws.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, it is our opinion that:

(i) assuming that the Senior Indenture has been duly authorized, executed and delivered by CIBC under the laws of the Province of Ontario and the federal laws of Canada applicable therein and is a valid and legally binding obligation of CIBC under the laws of the Province of Ontario and the federal laws of Canada applicable therein, the Senior Indenture is the legal, valid and binding obligation of CIBC, enforceable against CIBC in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law); provided that we express no opinion with respect to Section 301(b) of the Base Indenture or Section 1601(a) of the Base Indenture (as set forth in Section 2.7 of the First Supplemental Indenture) or Section 301(b) or Article Fifteen of the Subordinated Indenture, each of which is governed by the laws of the Province of Ontario and the federal laws of Canada;

(ii) assuming that the Subordinated Indenture has been duly authorized by CIBC under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when the Subordinated Indenture has been duly executed and delivered by CIBC (and assuming it is then a valid and legally binding obligation of CIBC under the laws of the Province of Ontario and the federal laws of Canada applicable therein), the Subordinated Indenture will be a legal, valid and binding obligation of CIBC, enforceable against CIBC in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting

Canadian Imperial Bank of Commerce

September 1, 2021

creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law); provided that we express no opinion with respect to Section 301(b) of the Base Indenture or Section 1601(a) of the Base Indenture (as set forth in Section 2.7 of the First Supplemental Indenture) or Section 301(b) or Article Fifteen of the Subordinated Indenture, each of which is governed by the laws of the Province of Ontario and the federal laws of Canada; and

(ii) assuming that the Corporate Proceedings have been completed and that the Debt Securities of any series have been duly authorized, established, executed and delivered by CIBC under the laws of the Province of Ontario and the federal laws of Canada applicable therein and are valid and legally binding obligations of CIBC under the laws of the Province of Ontario and the federal laws of Canada applicable therein, when executed and authenticated by the Senior Indenture Trustee or the Subordinated Indenture Trustee, as the case may be, in accordance with the terms and provisions of the applicable Indenture, and delivered against due payment therefor as provided in the applicable prospectus supplement, the Debt Securities of such series will constitute valid, binding and enforceable obligations of CIBC, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as the case may be (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law); provided that we express no opinion with respect to Section 301(b) of the Base Indenture or Section 1601(a) of the Base Indenture (as set forth in Section 2.7 of the First Supplemental Indenture) or of Section 301(b) or Article Fifteen of the Subordinated Indenture, each of which is governed by the laws of the Province of Ontario and the federal laws of Canada.

We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

We are admitted to practice in the States of Illinois and New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the States of Illinois and New York, and we express no opinion herein concerning the

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September 1, 2021

laws of any other jurisdiction. With respect to all matters of the laws of the Province of Ontario and the federal laws of Canada, we understand that you are relying upon the opinion, dated the date hereof, of Blake, Cassels & Graydon LLP, Canadian counsel for CIBC, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Blake, Cassels & Graydon LLP.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding CIBC or the Securities or their offering and sale.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ MAYER BROWN LLP

ESB:SMR